SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2003

SIPEX CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

233 South Hillview Drive, Milpitas CA	95053

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 934-7500

Item 5. Other Events.

     On May 5, 2003, SIPEX Corporation (the “Company” or the “Registrant”) issued a press release reporting that it had commenced discussions with Future Electronics Inc., the Company’s only distributor for North America and Europe, regarding a strategic sales arrangement and a loan of approximately $10 million. The full text of the press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release, dated May 5, 2003, reporting that Registrant and Future Electronics have commenced discussions regarding strategic sales arrangement and convertible loan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)

Dated: May 6, 2003	By:	/s/ Phillip A. Kagel

Phillip A. Kagel Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number

99.1	Press release, dated May 5, 2003, reporting that Registrant and Future Electronics have commenced discussions regarding strategic sales arrangement and convertible loan.